CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-286340, 333-286620, and 333-293107) and Forms S-8 (No. 333-280250, 333-281769, and 333-286343) of our report dated March 25, 2026, with respect to the consolidated financial statements of Serina Therapeutics, Inc. (the “Company”) as of and for the years ended December 31, 2025 and 2024, included in this Annual Report on Form 10-K.

We also hereby consent to the reference to our firm under the caption “Experts” in the Registration Statements on Forms S-3 (No. 333-286340, 333-286620, and 333-293107).

/s/ Frazier & Deeter, LLC

Tampa, Florida
March 25, 2026